UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2024

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code) N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Promissory Note

On August 21 and 22, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”). Pursuant to the Purchase Agreement, to date the Company sold the Purchasers to date in this offering: (i) convertible notes in the aggregate original principal amount of $2,050,000, (the “Notes”) upon maturity convertible into up to 5,857,142 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), warrants to initially acquire up to an aggregate of 2,928,571 additional shares of Common Stock (the “Warrants”) at an exercise price of $0.4375 per Warrant Share. The Warrants are exercisable for CASH ONLY. The Company has received gross proceeds of $2,050,000 in connection with the closing of the financing. The conversion price of the Notes is $0.35 per share. The Company intends to close the offering over multiple tranches.

The maturity date of the Notes is September 1, 2029. Interest on the unpaid principal balance of the Notes accrues at 9% per annum which may be converted into shares or payable in arrears on a semi-annual basis on January 1st and July 1st until the note reaches maturity. Subject to the conversion of the Notes, any accrued interest outstanding is payable in full on the maturity date of the Notes.

The Notes are subject to customary events of default including the failure to pay principal and interest when due or bankruptcy by the Company. Upon the occurrence of an event of default, the unpaid portion of the principal amount will bear simple interest from the date of the event of default at a rate equal to 12% per annum, for the duration from such event of default until the cure of such default or the repayment date of the entire outstanding balance of the Note.

The Warrants are exercisable at any time after the date of issuance until the five (5) year anniversary of their respective issuance date, at an exercise price of $0.4375 per Warrant Share, subject to adjustments as provided in the Warrants. The Warrants are exercisable for cash only.

The Company agreed to file a registration statement to register the shares of 50% of the common stock underlying the Note and 100% of common stock underlying the Warrants within eighteen (18) months after the receiving the purchase price of the Note and to use commercially reasonable efforts to have the registration statement declared effective. Additionally, within a two (2) year period of the anniversary of receiving the purchase price of the Note, the Company will file an additional registration statement to register the remaining 50% of common stock underlying the Note, and to use commercially reasonable efforts to have the registration statement declared effective within the aforementioned two (2) year period.

The foregoing summary of the Purchase Agreement, the Notes, and the Warrants, are qualified by reference to the form of such documents, copies of which are filed as exhibits to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein reference, to the extent required. Based in part upon the representations of the Investor and the Purchasers, to the Company, including that they are an “accredited investor” as defined under Rule 501(a) of Regulation D, the shares of Common Stock issuable under the Purchase Agreement, upon conversion of the Notes or upon exercise of the Warrant, will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of the Purchase Agreement
10.2	Form of the Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2024

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico
Chief Executive Officer